UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2009 (May 8, 2009)

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement with State Automobile Mutual Insurance Company

State Automobile Mutual Insurance Company (“State Auto Mutual”) owns approximately 64% of the outstanding common shares of State Auto Financial Corporation (“State Auto Financial”). State Auto Property & Casualty Insurance Company (“SAPC”) is a wholly owned subsidiary of State Auto Financial.

On May 8, 2009, State Auto Mutual, as borrower, and SAPC, as lender, entered into a credit agreement (the “SAPC Credit Agreement”) providing for a $50.0 million loan from SAPC to State Auto Mutual (the “SAPC Loan”). The SAPC Loan was fully funded on May 11, 2009. The SAPC Loan has a 10-year term, with principal due at maturity. The outstanding principal balance of the SAPC Loan accrues interest at the rate of 7% per annum, payable semi-annually on May 1 and November 1 of each year, and may be prepaid at any time prior to maturity without penalty. The SAPC Loan is an unsecured obligation of State Auto Mutual. The SAPC Credit Agreement contains covenants limiting (i) the amount of senior debt (i.e., debt secured by liens or otherwise senior in priority of payment to the SAPC Loan) that may be incurred by State Auto Mutual, (ii) State Auto Mutual’s debt to capitalization to a specified ratio, and (iii) the amount of liens on State Auto Mutual’s assets (other than liens securing senior debt). In addition, State Auto Mutual may not take any action that is materially detrimental to the repayment of the SAPC Loan.

The SAPC Loan was approved by the Iowa Department of Insurance, SAPC’s domiciliary state. The SAPC Loan was recommend for approval by the Independent Committee of the Board of Directors of State Auto Financial, a committee consisting of all independent directors (the “State Auto Financial Independent Committee”), and was approved by the SAPC Board of Directors, whose members are identical to the Board of Directors of State Auto Financial.

The State Auto Financial Independent Committee also recommended for approval to the Board of Directors of Milbank Insurance Company (“Milbank”), a wholly owned subsidiary of State Auto Financial, a loan in the principal amount of $20.0 million to be made from Milbank, as lender, to State Auto Mutual, as borrower (the “Milbank Loan”). The Milbank Loan is subject to approval by the South Dakota Department of Insurance, Milbank’s domiciliary state. If the Milbank Loan is approved by the South Dakota Department of Insurance, then the Milbank Loan will be funded in accordance with a credit agreement on the same terms and conditions as the SAPC Credit Agreement.

A copy of the SAPC Credit Agreement is attached as an exhibit to this Current Report on Form 8-K.

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information concerning the SAPC Credit Agreement is set forth in Item 1.01, which information is incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e)

Indemnification Agreements with Named Executive Officers

On May 8, 2009, State Auto Financial entered into indemnification agreements with Steven E. English, Clyde H. Fitch, Jr. and James A. Yano, each of whom is a Named Executive Officer of State Auto Financial. In addition, as disclosed in the Current Report on Form 8-K filed with the Commission on November 20, 2008, State Auto Financial and State Auto Mutual entered into indemnification agreements with each of their directors on November 14, 2009, which included Robert P. Restrepo, Jr. and Mark A. Blackburn, each of whom is a Named Executive Officer of State Auto Financial. The indemnification agreements (each an “Indemnification Agreement”) with Messrs. Restrepo, English, Blackburn, Fitch and Yano (each an “NEO”) are identical in all respects.

Under each Indemnification Agreement, subject to certain exceptions, each NEO will be indemnified by State Auto Financial (State Auto Mutual with respect to Mr. Blackburn) against all expenses, judgments, penalties, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by the NEO or on the NEO’s behalf if the NEO is, or is threatened to be made, a party to or participant in any proceeding by reason of such person serving as an officer of State Auto Financial, as well as such person serving as a director, officer, employee or agent of any other enterprise at the request of State Auto Financial. Exceptions to indemnification include the following circumstances:

(a)	In connection with a proceeding in which a court determines that the NEO’s actions were knowingly fraudulent, deliberately dishonest or willfully wrongful;

(b)	In connection with a proceeding in which a court determines that indemnification under the specific circumstances would be unlawful; and

(c)	In connection with an accounting of profits made from the purchase and sale (or sale and purchase) by the NEO of securities of State Auto Financial within the meaning of Section 16(b) of the Securities Exchange Act of 1934.

State Auto Financial will advance all expenses incurred by or on behalf of the NEO in connection with any proceeding within 30 days after the receipt by State Auto Financial of an undertaking from the NEO to (i) repay all amounts if it is proved by clear and convincing evidence in a court that the NEO’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to State Auto Financial or undertaken with reckless disregard for the best interests of State Auto Financial, and (b) reasonably cooperate with State Auto Financial concerning the applicable claim or proceeding. Any advances of expenses will be unsecured and interest free. If the NEO is subsequently required to repay the amount of any advancement of expenses to State Auto Financial, then any amounts payable by the NEO to State Auto Financial may be offset by any obligations due to the NEO from State Auto Financial, so that only net amounts shall be required to be transferred between the parties.

Each Indemnification Agreement provides for the procedures and presumptions applicable with respect to a determination of each NEO’s entitlement to indemnification.

Copies of the Indemnification Agreements between State Auto Financial and the NEOs are attached as exhibits to this Current Report on Form 8-K.

2009 Equity Incentive Compensation Plan

State Auto Financial’s Annual Meeting of Shareholders (the “2009 Annual Meeting”) was held on May 8, 2009. At the 2009 Annual Meeting, shareholders approved the 2009 Equity Incentive Compensation Plan.

The 2009 Equity Incentive Compensation Plan permits the award of stock options, restricted shares, performance shares, performance units and other stock-based awards to key employees. Key employees are generally defined as persons employed by State Auto Financial or its parent or one of its subsidiaries in an executive, administrative, professional or technical capacity who, in the opinion of the committee administering the plan, have responsibilities affecting the management, development, or financial success of State Auto Financial or one of its subsidiaries or other affiliated entities.

A total of 2,000,000 of State Auto Financial’s common shares have been reserved for issuance under the 2009 Equity Incentive Compensation Plan. No more than 33% of the common shares authorized for issuance under the 2009 Equity Incentive Compensation Plan may be granted in the form of awards other than stock options. The maximum number of common shares subject to awards of stock options, restricted shares and performance shares that may be granted in any calendar year is equal to 1.5% of the total number of common shares of State Auto Financial outstanding as of December 31 of the prior year. The maximum number of common shares subject to awards of options, restricted shares and performance shares that may be granted in any calendar year to any individual is 250,000 common shares. The maximum number of performance units that may be granted in any calendar year to any individual is 100,000 performance units.

The 2009 Equity Incentive Compensation Plan is administered by the Compensation Committee of State Auto Financial’s Board of Directors. The Compensation Committee’s authority to administer the 2009 Equity Incentive Compensation Plan includes, among other things, the authority to grant awards, including the number and type of awards, the frequency of award grants, the terms and conditions of the awards, the number of common shares subject to each award, and the expiration date of each award. In granting awards, the Compensation Committee is required to consider the level and responsibility of an employee’s position, the employee’s performance, level of compensation, and assessed potential, as well any other factors deemed relevant by the Compensation Committee. The Compensation Committee is also authorized to determine the vesting requirements, if any, that will apply to award grants. The Compensation Committee has the authority to grant options that are intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the “Code”), options that do not qualify as incentive stock options under the Code (these options are sometimes referred to as “non-qualified stock options”), restricted shares, performance shares, performance units and other stock-based awards.

The Board of Directors may at any time suspend, amend or terminate the 2009 Equity Incentive Compensation Plan. However, except as otherwise provided in the plan, the Board of Directors may not take any action that materially and adversely affects any outstanding awards granted under the 2009 Equity Incentive Compensation Plan without obtaining the consent of the individuals who have been granted such awards and certain amendments may require shareholder approval. In addition, no amendment may be made by the Board of Directors without shareholder approval if the amendment would effect any change which requires shareholder approval under any applicable laws or regulations. By its terms, the 2009 Equity Incentive Compensation Plan will automatically terminate in 2019.

The exercise price of incentive stock options granted under the 2009 Equity Incentive Compensation Plan may not be less than the fair market value of the common shares underlying the option at the time the option is granted. Fair market value is currently based upon the average of the highest and lowest selling price on the Nasdaq Stock Market on the date the option is granted, or if there were no sales on such date, then on the next prior business day on which there were sales. The exercise price of non-qualified stock options is determined by the Compensation Committee. However, in determining an exercise price, the Compensation Committee may not establish an exercise price that is less than the fair market value of the common shares underlying the option (at the time the option is granted). The exercise price of any stock option granted under the 2009 Equity Incentive Compensation Plan cannot be changed or modified after the time of grant unless such change or modification is made with the prior approval of State Auto Financial’s shareholders. No stock option may be exercised more than ten years after the date of grant.

Options may be transferred only by will or the laws of descent and distribution except that the Compensation Committee may authorize gifts of options (provided that they are not incentive stock options) to a grantee’s parents, spouse, children, grandchildren, nieces or nephews, or to the trustee of a trust for the principal benefit of one or more of these persons or to a partnership whose only partners are one or more of these persons. In addition, non-qualified stock options and, if permitted by applicable law, incentive stock options may be transferred pursuant to “qualified domestic relations orders” to a grantee’s former spouse. Options may be exercised only by a grantee or his or her legal representative or, if gifted or otherwise transferred, by the permitted transferee or the transferee’s legal representative.

Restricted shares are common shares of State Auto Financial that are subject to a vesting schedule and other restrictions. The vesting schedule and lapsing, if any, of the restrictions, is determined by the Compensation Committee. Unless otherwise determined by the Compensation Committee, upon the voluntary or involuntary termination of the participant’s employment with State Auto Financial for any reason, any shares still subject to restrictions will be forfeited. The Compensation Committee has the authority to determine the voting rights (which may be full or limited), dividend rights (which may be full or limited) and other shareholder rights associated with the restricted shares during the restriction period. The purchase price of restricted shares is established by the Compensation Committee, and may be zero.

Performance shares and performance units are awards that result in a payment to a participant only if the performance goals established by the Compensation Committee are achieved during the performance period established by the Compensation Committee. The Compensation Committee establishes organizational performance goals, including, without limitation, earnings, return on capital, revenue, premiums, net income, earnings per share, combined ratio, loss ratio, expense ratio, assets, equity, cash flows, stock price, total shareholders’ return or any other performance goal approved by the shareholders of State Auto Financial in accordance with Code Section 162(m), which, depending on the extent to which they are met, determines the number and/or the value of performance shares and performance units to be paid out to participants. The Compensation Committee establishes the performance period for each award, which period may not be less than one calendar year. The purchase price of performance shares is established by the Compensation Committee, and may be zero. Performance units will have an initial dollar value established by the Compensation Committee at the time of the award, but may not be less than a value per unit equal to the fair market value of a common share of State Auto Financial. Upon the termination of employment before the end of any performance period due to death, retirement, or disability, the Compensation Committee, taking into consideration the performance of the participant and the performance of State Auto Financial over the performance period, may authorize the payment of all or a portion of the amount which would have been paid to the participant had his or her employment continued to the end of the performance period. If the participant’s employment terminates for any other reason, all performance shares and performance units will be forfeited. The Compensation Committee has the authority to determine the voting rights (which may be full or limited), dividend rights (which may be full or limited) and other shareholder rights associated with the performance shares during the performance period.

Awards other than options granted under the 2009 Equity Incentive Compensation Plan generally may not be sold, pledged, transferred or assigned. If the Compensation Committee makes an award under the 2009 Equity Incentive Compensation Plan transferable, such award will contain such additional terms and conditions as the Compensation Committee deems appropriate.

A copy of the 2009 Equity Incentive Compensation Plan is attached as an exhibit to this Current Report on Form 8-K.

Section 9. Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.1	Credit Agreement dated as of May 8, 2009, between State Automobile Mutual Insurance Company, as borrower, and State Auto Property & Casualty Insurance Company, as lender.

10.2	Indemnification Agreement dated as of November 14, 2008, between State Auto Financial Corporation and Robert P. Restrepo, Jr.

10.3	Indemnification Agreement dated as of May 8, 2009, between State Auto Financial Corporation and Steven E. English.

10.4	Indemnification Agreement dated as of November 14, 2008, between State Automobile Mutual Insurance Company and Mark A. Blackburn.

10.5	Indemnification Agreement dated as of May 8, 2009, between State Auto Financial Corporation and Clyde H. Fitch, Jr..

10.6	Indemnification Agreement dated as of May 8, 2009, between State Auto Financial Corporation and James A. Yano.

10.7	2009 Equity Incentive Compensation Plan of State Auto Financial Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: May 13, 2009	By	/s/ James A. Yano
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.l	Credit Agreement dated as of May 8, 2009, between State Automobile Mutual Insurance Company, as borrower, and State Auto Property & Casualty Insurance Company, as lender.

10.2	Indemnification Agreement dated as of November 14, 2008, between State Auto Financial Corporation and Robert P. Restrepo, Jr.

10.3	Indemnification Agreement dated as of May 8, 2009, between State Auto Financial Corporation and Steven E. English.

10.4	Indemnification Agreement dated as of November 14, 2008, between State Automobile Mutual Insurance Company and Mark A. Blackburn.

10.5	Indemnification Agreement dated as of May 8, 2009, between State Auto Financial Corporation and Clyde H. Fitch, Jr..

10.6	Indemnification Agreement dated as of May 8, 2009, between State Auto Financial Corporation and James A. Yano.

10.7	2009 Equity Incentive Compensation Plan of State Auto Financial Corporation.